THIS SECURITY IS A SECURITY IN PERMANENT GLOBAL FORM AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ST. PAUL COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. 792860AD0
No. FXR-1                                                        $250,000,000
                                                                  -----------


                          THE ST. PAUL COMPANIES, INC.

                           8.125% SENIOR NOTE DUE 2010


SPECIFIED CURRENCY: U.S. DOLLARS


ORIGINAL

ISSUE DATE:                INTEREST RATE:            MATURITY DATE:
April 17, 2000             8.125%                    April 15, 2010

INTEREST PAYMENTS:
SEMI-ANNUALLY ON APRIL 15
AND OCTOBER 15, COMMENCING
ON OCTOBER 15, 2000

         THE ST. PAUL COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & Co., as nominee for the Depositary, or registered assigns, the principal sum of TWO HUNDRED AND FIFTY MILLION DOLLARS ($250,000,000) on April 15, 2010, and to pay interest thereon from April 17, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing October 15, 2000, at the rate of 8.125% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day (as defined below)), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of principal of (and premium, if any) and interest due on this Senior Note will be made at the office or agency of the Company maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee or by its Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                 THE ST. PAUL COMPANIES, INC.


                                       By:____________________________
                                          Name:
                                          Title:


Attest:


--------------------------
Corporate Secretary

[SEAL]



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       THE CHASE MANHATTAN BANK


                                       By:__________________________
                                          Authorized Officer

                             REVERSE OF SENIOR NOTE

                          THE ST. PAUL COMPANIES, INC.
                           8.125% SENIOR NOTE DUE 2010


         This Senior Note is one of a duly authorized issue of securities of the Company (herein called a "Security" or, collectively, the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 31, 1990 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000.

         The Security (a) will be subject to redemption at any time at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) a "Make Whole" amount, calculated as described below, plus, in either case, all interest that has accrued to the redemption date on the redeemed Securities; and, for the foregoing purposes, the following terms shall have the meanings set forth below:

         The "Make Whole" amount will equal the sum of the present values of the Remaining Scheduled Payments discounted to such redemption date on a semiannual basis, at a rate equal to the Treasury Rate plus 25 basis points.

         "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest that would be due after the redemption date of a Security if such Security were not redeemed; provided, however, that if the redemption date is not a scheduled interest payment date, the amount of the next succeeding scheduled interest payment on such Security will be reduced by the amount of interest accrued on such Security to such redemption date.

         "Treasury Rate" means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The semiannual equivalent yield to maturity will be computed as of the third Business Day immediately preceding the redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by Donaldson, Lufkin & Jenrette Securities Corporation or an affiliate as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

         "Comparable Treasury Price" means the average of three Reference Treasury Dealer Quotations obtained by the Trustee for such redemption date.

         "Reference Treasury Dealers" means Donaldson, Lufkin & Jenrette Securities Corporation (so long as it continues to be a primary U.S. Government securities dealer) and any other two Primary Treasury Dealers chosen by the Company. If Donaldson, Lufkin & Jenrette Securities Corporation ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally-recognized investment banking firm that is a Primary Treasury Dealer.

         "Reference Treasury Dealer Quotation" means the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time, on the third business day preceding such redemption date.

         and (b) notice of any redemption will be mailed at least 30 days (but not more than 60 days) prior to the redemption date to each holder of Securities to be redeemed.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor and for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent of waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provi sion of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

         This Security may not be transferred except as a whole by a nominee of the Depositary Trust Company to the Depositary Trust Company or another nominee of the Depositary Trust Company or by the Depositary Trust Company or any such nominee to a successor of the Depositary Trust Company or a nominee of such successor.

         The Securities of this Series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a like tenor, of a different authorized denomination, as requested by the Holder surrendering same.

         No service charge shall be made for any reg istration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security of this series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM - as tenants in common

                  TEN ENT - as tenants by the entireties

                  JETTED TEN  - as joint tenants with right of
                                    survivorship and not as tenants
                                    in common

                  UNI GIFT MIN ACT - _________Custodian__________
                                        (Cut)            (Minor)
                                      Uniform Gifts to Minors Act

                                      ----------------------------
                                                (State)

                    Additional abbreviations may also be used
                         though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



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                        (PLEASE INSERT SOCIAL SECURITY OR
                         IDENTIFYING NUMBER OF ASSIGNEE)


--------------------------------------------------------------------------------
                     (PLEASE PRINT OR TYPE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE)


the within Security and all rights thereunder, hereby irrevocably constituting and appointing


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attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:____________                  ___________________________________



         NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

                                      -12-